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                                                                     EXHIBIT 4.1




                                STOCK OPTION PLAN

                              INTRAWEST CORPORATION

              (Amended and Restated to Reflect Amendments Approved
                         to and including March 3, 1998)


SECTION 1 - PURPOSE

The purpose of this Stock Option Plan (the "Plan") is to promote the interests of Intrawest Corporation (the "Company") by:

        (a) furnishing certain senior officers and employees of the Company and its subsidiaries and certain senior officers and employees of limited partnerships of which the general partner is the Company or a subsidiary of the Company (the "Eligible Persons") with greater incentive to further develop and promote the business and financial success of the Company; and

        (b) furthering the identity of interests of Eligible Persons with those of the shareholders of the Company generally through share ownership in the Company.

The Company believes that these purposes may best be effected (i) upon the Share Capital Reorganization (as defined in the Information Circular of the Company dated January 30, 1997) coming into effect, by granting to each Eligible Person who disposes of rights under an option agreement to acquire common shares without par value in the capital of the Company as constituted before the Share Capital Reorganization (such rights and such shares referred to herein as the "Exchanged Option" and the "Old Shares", respectively), in sole consideration therefor, rights to acquire common shares without par value ("Common Shares") and Non Resort Preferred Shares without par value ("NRP Shares") in the capital of the Company, in each case as constituted immediately after the Share Capital Reorganization (such rights and such shares referred to herein as the "New Option" and collectively as the "New Shares", respectively), on the terms set forth herein and (ii) after the Share Capital Reorganization comes into effect, by granting to Eligible Persons options ("Future Options") to acquire Common Shares.

SECTION 2 - EFFECTIVE DATE OF PLAN

The effective date (the "Effective Date") of this Plan is February 28, 1990, the date of its adoption by the board of directors (the "Board of Directors") of the Company.

SECTION 3 - ADMINISTRATION OF PLAN

This Plan will be administered by a committee (the "Committee") of the Board of Directors consisting of two or more directors, as constituted from time to time, charged with, among other things, the administration of this Plan. The Board of Directors will take all steps which in its opinion are required to ensure that the Committee has the necessary authority to fulfil its functions under this


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Plan. The members of the Committee will be ineligible to receive options granted under this Plan while serving on the Committee.

SECTION 4 - REGULATIONS

The Committee may from time to time establish such regulations, make such determinations and take such steps in connection with this Plan which in its opinion are necessary or desirable for the administration of this Plan.

SECTION 5 - COMPLIANCE WITH LAWS

The Committee may from time to time take such steps and require such documentation from Eligible Persons which in its opinion are necessary or desirable to ensure compliance with all applicable laws, including (i) the applicable securities laws and regulations of Canada (including the Provinces) and of the United States of America (including the States and the District of Columbia) and its territories and possessions and other areas subject to its jurisdiction (the "United States"), and any political subdivision of either, and the bylaws, rules and regulations of any stock exchange or other organized market (the "Stock Exchanges") on which the Common Shares or the NRP Shares may from time to time be listed or traded and (ii) the withholding provisions of the Income Tax Act (Canada), as amended, and of the United States Internal Revenue Code of 1986, as amended. The Committee may also from time to time take such steps which in its opinion are necessary or desirable to restrict the transferability of any Common Shares or NRP Shares acquired on the exercise of any New Option or Common Shares acquired on the exercise of any Future Option in order to ensure such compliance, including the endorsement of a legend on any certificate representing such Common Shares or NRP Shares to the effect that such Common Shares or NRP Shares may not be offered, sold or delivered except in compliance with the applicable securities laws and regulations of the United States.

SECTION 6 - LIMITATIONS

Subject to Section 11, the maximum aggregate number of Common Shares which may be issued under this Plan from and after March 3, 1998 is 3,400,000 and the maximum number of NRP Shares which may be issued under this Plan is 2,070,600. The Board of Directors will reserve for allotment out of the authorized but unissued Common Shares and NRP Shares sufficient Common Shares and NRP Shares to provide for issuance of all Common Shares and NRP Shares which are issuable under this Plan.

The maximum number of Common Shares that may be reserved for issuance to Insiders pursuant to options granted under this Plan and any other Share Compensation Arrangement, or issued to Insiders under this Plan and any other Share Compensation Arrangement within a one-year period, is 10% of the number of Common Shares outstanding. The maximum number of Common Shares that may be issued to any one Insider under this Plan and any other Share Compensation Arrangement within a one-year period is 5% of the number of Common Shares outstanding.

For the purposes of the limitations set forth in this Section:



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        (a)    any entitlement to acquire Common Shares granted pursuant to this
               Plan or any other Share Compensation Arrangement prior to the grantee becoming an Insider is to be excluded; and

        (b) the number of Common Shares outstanding is to be determined on a non-diluted basis and on the basis of the number of Common Shares outstanding at the time of the reservation or issuance, as the case may be, excluding Common Shares issued under this Plan or under any other Share Compensation Arrangement over the preceding one-year period.

SECTION 7 - ELIGIBILITY

The Committee may from time to time while this Plan is in force name as an Eligible Person any senior officer or employee of the Company or any of its subsidiaries or any senior officer or employee of any limited partnership of which the general partner is the Company or a subsidiary of the Company whose participation in this Plan would, in the opinion of the Committee, accomplish the purposes of this Plan.

SECTION 8 - GRANT OF NEW OPTIONS

Subject to the following rules, the Committee will grant to each Eligible Person who holds one or more Exchanged Options a New Option (in this Section 8, called an "Option") in respect of each Exchanged Option held by such Eligible Person in consideration for such Eligible Person relinquishing such Eligible Person's rights under such Exchanged Option:

        (a) Date Option Granted. Each Option will become effective upon the Share Capital Reorganization coming into effect and will be deemed to have been granted at such time.

        (b) Cancellation of Exchanged Option. The Exchanged Option disposed of in consideration for any Option will be cancelled and will have no further force or effect when such Option comes into effect.

        (c) Number of Common Shares and NRP Shares. Each Option will entitle the Eligible Person to whom such Option is granted (in this Section 8, called the "Optionee") to purchase one Common Share and one NRP Share for each Old Share that could have been purchased under the Exchanged Option disposed of in consideration for such Option.

        (d) Exercise Price. The aggregate exercise price for one Common Share and one NRP Share under the Option granted to an Eligible Person in consideration for the disposition of an Exchanged Option will be the amount equal to the greater of:

               (i) the exercise price per one Old Share under such Exchanged Option; and

               (ii)   the amount which will result in:



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                      A.     the amount, if any, by which the total value of the
                             New Shares that may be purchased under such Option immediately after the disposition of such Exchanged Option exceeds the total amount payable by the Optionee to acquire such New Shares under such Option;

                      being equal to:

                      B. the amount, if any, by which the total value of the Old Shares that could have been purchased under such Exchanged Option immediately before the disposition of such Exchanged Options exceeds the amount that would have been payable by the Optionee to acquire such Old Shares under such Exchanged Option;

               and such amount will be allocated between such Common Share and such NRP Share pro rata according to the respective weighted average trading prices per share of the Common Shares and the NRP Shares on The Toronto Stock Exchange for the 10 consecutive trading days commencing the date of grant of such Option. The Board of Directors will determine such aggregate exercise price and the allocation thereof, and the Company will deliver to the Optionee an addendum to the Option Agreement (as hereinafter defined) in respect of such Option which set out the results of such determinations and is executed on behalf of the Company by any member of the Committee or by the President, the Executive Vice President and Chief Financial Officer or the Corporate Secretary of the Company, as promptly as reasonably practical after the Share Capital Reorganization comes into effect.

        (e) Option Agreement. Each Option will be granted under an agreement (in this Section 8, called an "Option Agreement") which incorporates such terms and conditions as the Committee in its discretion deems appropriate and consistent with the provisions of this Plan. Each Option Agreement will be executed by the Optionee and on behalf of the Company by any member of the Committee or by the President, the Executive Vice President and Chief Financial Officer or the Corporate Secretary of the Company.

        (f) Expiry of Options. Each Option will expire in accordance with the terms and provisions of the option agreement evidencing the Exchanged Option disposed of in consideration for such Option, mutatis mutandis, and, subject to the earlier expiry of such Option in accordance with such terms and provisions, the rights to purchase NRP Shares under each Option will terminate:

               (i) if such Option has not been exercised prior to July 1, 1998 as to at least that number of NRP Shares which equals 25% of the NRP Shares initially subject thereto, on July 1, 1998 as to that number of NRP Shares which equals 25% of the NRP Shares initially subject



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                      thereto less the number of NRP Shares, if any, in respect
                      of which such Option has been exercised prior to such date;

               (ii) if such Option has not been exercised prior to July 1, 1999 as to at least that number of NRP Shares which equals 50% of the NRP Shares initially subject thereto less the number of NRP Shares, if any, in respect of which such Option has terminated pursuant to clause (i) above, on July 1, 1999 as to that number of NRP Shares which equals 50% of the NRP Shares initially subject thereto less the aggregate number of NRP Shares in respect of which such Option has been exercised prior to such date or has terminated pursuant to clause (i) above;

               (iii) if such Option has not been exercised prior to July 1, 2000 as to at least that number of NRP Shares which equals 75% of the NRP Shares initially subject thereto less the number of NRP Shares, if any, in respect of which such Option has terminated pursuant to clause (i) or (ii) above, on July 1, 2000 as to that number of NRP Shares which equals 75% of the NRP Shares initially subject thereto less the aggregate number of NRP Shares in respect of which such Option has been exercised prior to such date or has terminated pursuant to clause (i) or (ii) above; and

               (iv) on October 1, 2000 as to any and all NRP Shares, if any, then subject thereto.

        (g) Non-Transferability of Options. Each Option Agreement will provide that the Option granted thereunder is not assignable or transferable and may be exercised only by the Optionee or, in the event of the death of the Optionee or the appointment of a committee of the estate of the Optionee on the grounds that the Optionee is incapable, by reason of physical or mental infirmity, of managing the Optionee's affairs, the Optionee's legal representative or such committee, as the case may be (in this Section 8, called the "Legal Representative").



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        (h)    Exercise of Options. Each Option will be exercisable separately in respect of the Common Shares and NRP Shares from time to time subject thereto. Subject to the provisions of paragraphs (i) and
               (j) below, each Option Agreement will restrict the Optionee holding the Option granted thereunder from exercising such Option to the extent, if any, during any period after such Option is granted that the Optionee would have been restricted from exercising the Exchanged Option disposed of by the Optionee in consideration for such Option, mutatis mutandis, provided that, if applicable, at any time after March 31, 1998, March 31, 1999, March 31, 2000 and June 30, 2000 the Optionee will have the right to purchase any NRP Shares subject thereto in respect of which such Option will terminate on July 1, 1998, July 1, 1999, July 1, 2000 and October 1, 2000, respectively, if such Option is not exercised in respect of such NRP Shares prior to such date. The Committee may impose such other limitations or conditions on the exercise of any Option as the Committee in its discretion deems appropriate. Each Option Agreement will provide that the Option granted thereunder may be exercised only by signed notice accompanied by full payment for the Common Shares or NRP Shares being purchased.

        (i) Early Vesting. The Committee may, in its discretion, incorporate into any Option Agreement terms which will, notwithstanding the time or times specified in such Option Agreement for the exercise of the Option granted thereunder, allow the Optionee to purchase all or any of the Common Shares or NRP Shares then subject to such Option if the Committee, in its discretion, determines to permit the Optionee to exercise such Option in respect of such Common Shares or NRP Shares.

        (j) Formal Bids and Extraordinary Distributions. Each Option Agreement will provide that in the event of (i) a formal bid (as defined in the Securities Act (British Columbia)) being made for any Common Shares or (ii) a distribution referred to in paragraph 1(3) of Schedule A attached to this Plan being proposed which would result in the fraction calculated pursuant to clause (f) thereof being a negative number, the Optionee may, notwithstanding the time or times specified in such Option Agreement for the exercise of the Option granted thereunder, purchase all or any of the Common Shares then subject to such Option for the purpose of tendering such Common Shares under such formal bid or participating in such distribution, provided that the Committee may take such steps and require such documentation from the Optionee which in its opinion are necessary to ensure that such Common Shares are purchased for such purpose.

        (k) Going Private Transactions. Each Option Agreement will provide that in the event that an amalgamation, arrangement, consolidation or other transaction is proposed to be carried out as a consequence of which the interest of some or all of the holders of Common Shares may be terminated, whether pursuant to a statutory right of acquisition or otherwise, without the consent of such holders and without the substitution therefor of an interest of equivalent value in a security of the Company, a successor to the Company or an affiliate of the Company that carries the right to participate in earnings to an unlimited degree or that by its terms is convertible into or exchangeable for or carries the right to purchase such a security, subject to the



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               completion of such amalgamation, arrangement, consolidation or other transaction and the approval of the amount to be paid to the Optionee by all stock exchanges and other organized markets on which the Common Shares may then be listed or traded from which such approval is required, the Company may terminate all of the Optionee's rights to purchase Common Shares under the Option granted under such Option Agreement by giving at least 10 days prior written notice of such termination to the Optionee and paying to the Optionee at the time of completion of such amalgamation, arrangement, consolidation or other transaction an amount equal to the fair value of such rights as determined by an investment dealer of recognized national standing in Canada who has not otherwise been retained by the Company or any other person in connection with such amalgamation, arrangement, consolidation or other transaction. For such purpose the Optionee will be deemed to be entitled to exercise the Optionee's rights as to the purchase of all of the Common Shares then subject to such Option notwithstanding the provisions of paragraph (h) above and the fair value of such rights will be determined as the amount obtained by multiplying the amount, if any, by which the fair value of the consideration per Common Share received by the holders whose interest is to be terminated exceeds the Common Share Exercise Price under such Option by the number of Common Shares then subject to such Option and, absent manifest error, the determination of such investment dealer will be conclusive and binding on the Optionee and the Company.

        (l) Representations and Covenants of Optionees. Each Option Agreement will contain representations and covenants of the Optionee that:

               (i) the Optionee has not been induced to enter into such Option Agreement by the expectation of employment or continued employment;

               (ii) the Optionee is aware that the grant of the Option and the issuance by the Company of Common Shares and NRP Shares thereunder are exempt from registration and have not been registered or otherwise qualified under any applicable securities laws; and

               (iii) if the Optionee or the Legal Representative exercises the Option, the Optionee or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares and NRP Shares purchased pursuant to the exercise of the Option, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges, and will not offer, sell or deliver any of such Common Shares and NRP Shares, directly or indirectly, in the United States or to any citizen or resident of, or any corporation, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with the securities laws of the United States.



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        (m)    Provisions Relating to Share Issuances. Each Option Agreement
               will contain such provisions as in the opinion of the Committee are required to ensure that no Common Shares or NRP Shares are issued on the exercise of an Option unless the Committee is satisfied that the issuance of such Common Shares and NRP Shares will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges.

SECTION 9 - GRANT OF FUTURE OPTIONS

Subject to the following rules, the Committee may from time to time grant to any Eligible Person one or more Future Options (in this Section 9, called an "Option") as the Committee deems appropriate:

        (a) Date Option Granted. The date on which an Option will be deemed to have been granted under this Plan will be the date on which the Committee authorizes the grant of such Option.

        (b) Number of Common Shares. The number of Common Shares that may be purchased under any Option will be determined by the Committee, provided that immediately after giving effect to the grant of any Option to any Eligible Employee the aggregate number of Common Shares reserved for issuance to such Eligible Employee pursuant to all Options granted to such Eligible Employee and all other stock options granted by the Company to such Eligible Employee may not exceed 5% of the number of Common Shares that are then outstanding.

        (c) Exercise Price. The exercise price (the "Future Option Exercise Price") per share under any Option will be determined by the Committee, provided that such price may not be less than the closing price per share for the Common Shares on The Toronto Stock Exchange on the trading day immediately preceding the date of grant of such Option (or, if no trade of Common Shares occurred on The Toronto Stock Exchange on such date, the simple average of the high and low board lot trading prices per share for the Common Shares on The Toronto Stock Exchange on the five trading days immediately preceding such date on which a trade of a board lot of Common Shares occurred).

        (d) Option Agreements. Each Option will be granted under an agreement (in this Section 9, called an "Option Agreement") which incorporates such terms and conditions as the Committee in its discretion deems appropriate and consistent with the provisions of this Plan. Each Option Agreement will be executed by the Eligible Person to whom the Option is granted (the "Optionee") and on behalf of the Company by any member of the Committee or by the President, the Executive Vice President and Chief Financial Officer or the Corporate Secretary of the Company.

        (e)    Expiry of Options. Each Option will expire on the earlier of:



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               (i)    the date determined by the Committee and specified in the
                      Option Agreement pursuant to which such Option is granted, provided that such date may not be later than the earlier of (A) the date which is the tenth anniversary of the date on which such Option is granted and (B) the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges; and

               (ii) the date which is the 90th day after the date on which the Optionee ceases to be a senior officer or employee of the Company or a subsidiary of the Company or a senior officer or employee of a limited partnership of which the general partner is the Company or a subsidiary of the Company;

               or such earlier date as may be provided for in the Option Agreement pursuant to which the Option is granted.

        (f) Non-Transferability of Options. Each Option Agreement will provide that the Option granted thereunder is not assignable or transferable and may be exercised only by the Optionee or, in the event of the death of the Optionee or the appointment of a committee of the estate of the Optionee on the grounds that the Optionee is incapable, by reason of physical or mental infirmity, of managing the Optionee's affairs, the Optionee's legal representative or such committee, as the case may be (in this Section 9, called the "Legal Representative").

        (g) Exercise of Options. Subject to the provisions of paragraphs (h) and (i) below, each Option Agreement may (but need not), at the discretion of the Committee, provide that the Option granted thereunder may not be exercised except in accordance with such limitations based upon the passage of time after the date on which such Option is granted, the satisfaction of specified performance criteria relating generally to the Company or particularly to the Optionee or the satisfaction or fulfilment of any other conditions (including any combination of the foregoing), and subject to such provisos, as the Committee may in its discretion determine to be appropriate. Each Option Agreement will provide that the Option granted thereunder may be exercised only by signed notice accompanied by full payment for the Common Shares being purchased.

        (h) Early Vesting. Without limiting the generality of section 9(g), the Committee may in its discretion incorporate into any Option Agreement terms which will, notwithstanding the limitations specified in such Option Agreement for the right of the Optionee to exercise the Option granted thereunder, allow the Optionee to purchase all or any of the Common Shares then subject to such Option if the Committee in its discretion determines to permit the Optionee to exercise such Option in respect of such Common Shares.

        (i) Formal Bids and Extraordinary Distributions. Each Option Agreement will provide that in the event of (i) a formal bid (as defined in the Securities Act (British Columbia)) being made for any Common Shares or (ii) a distribution referred to in



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               paragraph 1(3) of Schedule A attached to this Plan being proposed which would result in the fraction calculated pursuant to clause
               (f) thereof being a negative number, the Optionee may, notwithstanding the time or times specified in such Option Agreement for the exercise of the Option granted thereunder, purchase all or any of the Common Shares then subject to such Option for the purpose of tendering such Common Shares under such formal bid or participating in such distribution, provided that the Committee may take such steps and require such documentation from the Optionee which in its opinion are necessary to ensure that such Common Shares are purchased for such purpose.

        (j) Going Private Transactions. Each Option Agreement will provide that in the event that an amalgamation, arrangement, consolidation or other transaction is proposed to be carried out as a consequence of which the interest of some or all of the holders of Common Shares may be terminated, whether pursuant to a statutory right of acquisition or otherwise, without the consent of such holders and without the substitution therefor of an interest of equivalent value in a security of the Company, a successor to the Company or an affiliate of the Company that carries the right to participate in earnings to an unlimited degree or that by its terms is convertible into or exchangeable for or carries the right to purchase such a security, subject to the completion of such amalgamation, arrangement, consolidation or other transaction and the approval of the amount to be paid to the Optionee by all stock exchanges and other organized markets on which the Common Shares may then be listed or traded from which such approval is required, the Company may terminate the Option granted under such Option Agreement by giving at least 10 days prior written notice of such termination to the Optionee and paying to the Optionee at the time of completion of such amalgamation, arrangement, consolidation or other transaction an amount equal to the fair value of such Option as determined by an investment dealer of recognized national standing in Canada who has not otherwise been retained by the Company or any other person in connection with such amalgamation, arrangement, consolidation or other transaction. For such purpose the Optionee will be deemed to be entitled to exercise the Optionee's rights as to the purchase of all of the Common Shares then subject to such Option notwithstanding the provisions of paragraph (g) above and the fair value of such Option will be determined as the amount obtained by multiplying the amount, if any, by which the fair value of the consideration per Common Share received by the holders whose interest is to be terminated exceeds the Future Option Exercise Price under such Option by the number of Common Shares then subject to such Option and, absent manifest error, the determination of such investment dealer will be conclusive and binding on the Optionee and the Company.

        (k) Representations and Covenants of Optionees. Each Option Agreement will contain representations and covenants of the Optionee that:

               (i) the Optionee has not been induced to enter into such Option Agreement by the expectation of employment or continued employment;



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               (ii)   the Optionee is aware that the grant of the Option and the issuance by the Company of Common Shares thereunder are exempt from registration and have not been registered or otherwise qualified under any applicable securities laws; and

               (iii) if the Optionee or the Legal Representative exercises the Option, the Optionee or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares purchased pursuant to the exercise of the Option, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges, and will not offer, sell or deliver any of such Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any corporation, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with the securities laws of the United States.

        (l) Provisions Relating to Share Issuances. Each Option Agreement will contain such provisions as in the opinion of the Committee are required to ensure that no Common Shares are issued on the exercise of an Option unless the Committee is satisfied that the issuance of such Common Shares will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges.

SECTION 10 - SUSPENSION, AMENDMENT OR TERMINATION OF PLAN

This Plan will terminate on the 10th anniversary of the Effective Date or on such earlier date as the Committee may determine (without prejudice to New Options or Future Options granted prior to the termination of this Plan). The Committee will have the right at any time to suspend, amend or terminate this Plan in any manner including, without limitation, to reflect any requirements of any regulatory authorities to which the Company is subject, including the Stock Exchanges, and on behalf of the Company agree to any amendment to any option agreement under which a New Option or Future Option is outstanding provided that the Committee in its discretion deems such amendment consistent with the terms of this Plan, but the Committee will not have the right to:

        (a) affect in a manner that is adverse or prejudicial to, or that impairs, the benefits and rights of any Eligible Person under any New Option or Future Option previously granted under this Plan except for the purpose of complying with applicable securities laws or the bylaws, rules and regulations of the Stock Exchanges;



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        (b)    extend the term of any New Option beyond a period of ten years from the date on which the Exchanged Option disposed of in consideration for such New Option was granted or the term of any Future Option beyond a period of ten years; or

        (c) grant any Future Option if this Plan is suspended or has been terminated.

The full powers of the Committee as provided for in this Plan will survive the termination of this Plan until all New Options and Future Options have been exercised in full or have otherwise expired.

The Company will seek approval of the amendments to this Plan approved by the Committee on March 3, 1998 (with any subsequent amendments thereto as may be approved by the Committee) by all applicable regulatory authorities (including the Exchanges) and, if required by the Exchanges, the shareholders of the Company, on or before December 31, 1998. If any such approvals are required but are not obtained by such date, such amendments and any Option Agreement in respect of any Future Option entered into on the basis thereof will terminate on December 31, 1998 and have no further effect thereafter.

SECTION 11 - ADJUSTMENTS

        (a) If, but only if, an event described in Schedule A attached to this Plan occurs, each option agreement (in this Section 11, called an "Option Agreement") under which a New Option or Future Option (in this Section 11, both New Options and Future Options are called "Options") is outstanding at such time will be amended upon the occurrence of such event so that the rights of the Eligible Person holding such Option, if any, to purchase Common Shares pursuant to such Option Agreement, including the number of Common Shares that may be purchased on exercise of such Option and the Common Share Exercise Price or the Future Option Exercise Price, as the case may be, at which such Common Shares may be purchased thereunder, will be adjusted in accordance with the provisions set forth in Schedule A attached to this Plan from and after, but not before, the occurrence of such event. Successive adjustments will be made in the case of the occurrence of more than one such event as provided for therein, but, in the case of each such event, only from and after the occurrence of such event. Until the occurrence of such event, the rights of the optionee pursuant to each Option Agreement under which an Option is outstanding, including the number of Common Shares that may be purchased on the exercise of the Option granted under such Option Agreement and the Common Share Exercise Price or the Future Option Exercise Price, as the case may be, at which such Common Shares may be purchased thereunder, will remain unamended as set out in such Option Agreement.

        (b) If and whenever at any time prior to the expiry or termination of all rights to purchase NRP Shares under any New Option the Company takes any action affecting or relating to the NRP Shares which in the opinion of the Committee would prejudicially affect the rights of the Eligible Person holding such New Option, the number of NRP Shares that may be purchased by such Eligible Person upon the exercise of such New Option and the NRP Share Exercise Price under such New

               Option will be adjusted by the Committee in such manner, if any, and at such time as the Committee may in its sole discretion determine to be equitable in the circumstances to such Eligible Person. Failure of the Committee to take any action so as to provide for any such adjustment on or before the effective date of any such action by the Company affecting or relating to the NRP Shares will be conclusive evidence that the Committee has determined that it is equitable to make no such adjustment in the circumstances.

SECTION 12 - INTERPRETATION

Any question arising as to the interpretation of this Plan will be determined by the Committee and, absent manifest error, such determination will be conclusive and binding on the Company and all Eligible Persons holding New Options or Future Options.

In this Plan, unless there is something in the subject matter or context inconsistent therewith:

        (a) "employee stock purchase plan" means a plan designed by the Company to facilitate the purchase of shares of the Company by employees, through payroll deduction, loans, guarantees or otherwise, but does not include a stock option plan or a plan which does not at any time entail an issuance of securities;

        (b)    "Insider" means:

                    (i) an insider of the Company (as defined in the Securities Act (British Columbia)), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary; and

                   (ii) an associate (as defined in the Securities Act (British Columbia)) of any person who is an insider by virtue of (i) above;

        (c) "reserved for issuance" refers to shares which may be issued in the future upon the exercise of stock options which have been granted (shares are considered "reserved for issuance" commencing when the options are granted, regardless of when they can be exercised);

        (d)    "service provider" for the Company means:

                   (i) an employee or Insider of the Company or of any of its subsidiaries; and

                   (ii) any other person engaged to provide ongoing management or consulting services for the Company or for any entity controlled by the Company;

        (e) "Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares to one or more service providers, including a share purchase from treasury which is financially assisted by the Company by way of loan, guarantee or otherwise;

        (f) "stock option" means an option to purchase shares from treasury granted to a service provider as a compensation or incentive mechanism; and

        (g) "subsidiary" has the meaning ascribed to that term in the Securities Act (British Columbia).

                                   Schedule A
                         Attached to and forming part of
                            the Stock Option Plan of
                              Intrawest Corporation


               Unless otherwise defined in this Schedule A, the terms and expressions used herein have the same meaning as the corresponding terms and expressions used in the Plan.


1. Adjustment

        (1) If and whenever at any time prior to the expiry or termination of all rights to purchase Common Shares under any New Option or Future Option (in this Schedule A, each is called an "Option"), as the case may be, the Company:

        (a) issues any Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution (other than the issue of Common Shares to holders of Common Shares as dividends by way of stock dividend in lieu of a cash Dividend Paid in the Ordinary Course or pursuant to any dividend reinvestment plan in force from time to time);

        (b) subdivides or redivides the outstanding Common Shares into a greater number of Common Shares; or

        (c) combines, reduces or consolidates the outstanding Common Shares into a lesser number of Common Shares;

then, in each such event, the Common Share Exercise Price or the Future Option Exercise Price (in this Schedule A, each, if subject to adjustment hereunder, is called the "Exercise Price") of such Option will, on the record date for such event, be adjusted to a price which is equal to the product of:

        (d) the Exercise Price of such Option in effect immediately prior to such date; and

        (e)    the fraction of which:

                 (i) the numerator is equal to the total number of Common Shares that are outstanding on such date before giving effect to such event; and

                (ii) the denominator is equal to the total number of Common Shares that are outstanding on such date after giving effect to such event.

               Any such issue of Common Shares by way of a stock dividend or other distribution will be deemed to have been made on the record date for such stock dividend or other distribution for the purpose of calculating the number of outstanding Common Shares under paragraphs 1(2) and (3).

        (2) If and whenever at any time prior to the expiry or termination of any Option the Company fixes a record date for the issuance of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the date of issue thereof, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exercise price per share) of less than 95% of the Current Market Price of the Common Shares on the earlier of such record date and the date on which the Company announces its intention to make such issuance, then, in each such case, the Exercise Price of such Option will be adjusted immediately after such record date to a price which is equal to the product of:

        (a)    the Exercise Price of such Option in effect on such record date;
               and

        (b)    the fraction of which:

                 (i)  the numerator is equal to the aggregate of:

                      (A) the total number of Common Shares that are outstanding on such record date; and

                      (B) the number determined by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price of the Common Shares on the earlier of such record date and the date on which the Company announces its intention to make such issuance; and

                (ii)  the denominator is equal to the aggregate of:

                      (A) the total number of Common Shares that are outstanding on such record date; and

                      (B) the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable).

               Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in paragraph 1(3) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

        (3) If and whenever at any time prior to the expiry or termination of any Option the Company fixes a record date for the making of a distribution to all or substantially all of the holders of Common Shares of:

        (a) shares of any class other than Common Shares whether of the Company or any other corporation (other than shares distributed to holders of Common Shares as Dividends Paid in the Ordinary Course as stock dividends);

        (b) rights, options or warrants (other than rights, options or warrants exercisable by the holders thereof not more than 45 days after the date of issue thereof);

        (c)    evidences of indebtedness; and

        (d) cash, securities or other property or assets (other than cash Dividends Paid in the Ordinary Course);

then, in each such case, the Exercise Price of such Option will be adjusted immediately after such record date to a price which is equal to the product of:

        (e)    the Exercise Price of such Option in effect on such record date;
               and

        (f)    the fraction of which:

                 (i)  the numerator is equal to the amount by which:

                      (A) the product of (x) the total number of Common Shares that are outstanding on such record date and
                             (y) the Current Market Price of the Common Shares on the earlier of such record date and the date on which the Company announces its intention to make such distribution;

               exceeds

                      (B) the aggregate fair market value (as determined by the Board of Directors at the time such distribution is authorized) of such shares rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed; and

                (ii) the denominator is equal to the product determined under clause (A) above.

               Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in paragraph 1(2) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that such distribution is not so made or to the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price of such Option will then be readjusted to the Exercise Price of such Option which would then be in effect if such record date had not been fixed or to the Exercise Price of such Option which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

        (4) In the event that any adjustment of the Exercise Price of any Option is made pursuant to paragraph 1(1), (2) or (3), including any readjustment, the number of Common Shares that may be purchased upon the exercise of such Option will, contemporaneously with such adjustment of such Exercise Price, be adjusted to a number which is equal to the product of:

        (a) the total number of Common Shares so purchaseable immediately before such adjustment of such Exercise Price; and

        (b) the fraction which is the reciprocal of the fraction used in such adjustment of such Exercise Price.

        (5) If and whenever at any time prior to the expiry or termination of any Option there is:

        (a) any reclassification of the Common Shares at any time outstanding, any change of the Common Shares into other shares or any other capital reorganization of the Company other than as described in paragraphs 1(1), (2) and (3);

        (b) any consolidation, amalgamation, merger or other form of business combination of the Company with or into any other corporation resulting in a reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other capital reorganization of the Company; or

        (c) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity;

then the Optionee who thereafter exercises such Option will be entitled to receive, and will accept, for the Exercise Price of such Option then in effect, in lieu of the number of Common Shares to which he would otherwise have been entitled, the kind and number or amount of shares or other securities or property that he would have been entitled to receive as a result of such event if, on the effective date thereof, he had been the registered holder of the number of Common Shares which he would have received had he so exercised such Option immediately before such effective date. If necessary as a result of any such event, appropriate adjustments will be made in application of the provisions set forth in this Schedule A with respect to the rights and interests of Optionees so that the provisions set forth in this Schedule A will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable on the exercise of any Option. Any such adjustment will be made by and set forth in an amendment hereto approved by the Committee and will for all purposes be conclusively deemed to be an appropriate adjustment.

        (6) As a condition precedent to taking any action that would require an adjustment pursuant to this paragraph 1, the Company will take all action which may, in the opinion of counsel to the Company, be necessary in order that the Company, or any successor to the Company or successor to the undertaking and assets of the Company, will be obligated to and may validly and legally issue as fully paid and non-assessable all the Common Shares or other shares or securities or property to which Optionees would be entitled to receive thereafter on the exercise thereof in accordance with the provisions hereof.

        (7) The Company will give notice to each Optionee under each outstanding Option of its intention to make a distribution referred to in paragraph 1(3) which results in the fraction calculated pursuant to clause (f) thereof being a negative number at least 10 days prior to the record date for the making of such distribution.

2. Adjustment Rules

        (1) The following rules and procedures will be applicable to adjustments made pursuant to paragraph 1, including any readjustment:

        (a) the adjustments provided for in paragraph 1 are cumulative, will, in the case of any adjustment to the Exercise Price of any Option, be computed to the nearest one-tenth of one cent and, subject to clause (b) below, will apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events that require such an adjustment;

        (b) no such adjustment in the Exercise Price of any Option will be made unless the price adjustment would result in an increase or decrease of at least 1% in such Exercise Price, provided that any such adjustment which, except for the provisions of this clause
               (b), would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

        (c) for the purposes of paragraphs 1(1), (2), and (3) there will be deemed not to be outstanding:

                 (i) any Common Share owned by or held for the account of the Company;

                (ii) any Common Share owned by or held for the account of any subsidiary of the Company that is a wholly-owned subsidiary; and

               (iii) that percentage of the Common Shares owned by or held for the account of any subsidiary of the Company that is not a wholly-owned subsidiary, that is equal to the direct and indirect percentage interest of the Company in the outstanding shares of such subsidiary that carry a residual right to participate to an unlimited degree in its earnings and in its assets on liquidation or winding-up;

        (d) no such adjustment will be made in respect of an event described in clause (a) of paragraph 1(1) or paragraph 1(2) or (3) if the Optionees are entitled to participate in such event, or are entitled to participate within 45 days in a comparable event, on the same terms, mutatis mutandis, as if they had exercised their Options immediately before the record date for or effective date of such event;

        (e) in the absence of a resolution of the Board of Directors fixing a record date at which holders of Common Shares are determined for purposes of any event referred to in paragraph 1, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected or such other date as may be required by law; and

        (f) no fractional Common Share shall be issued upon the exercise of any Option and accordingly if as a result of any such adjustment an Optionee becomes entitled to purchase a fractional Common Share such Optionee shall have the right to purchase only the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional Common Share so disregarded.

        (2) In any case in which paragraph 1 requires an adjustment to take effect on or immediately after the record date for an event referred to therein, the Company may postpone, until the occurrence and consummation of such event, issuing to any Optionee who holds an Option exercised after such record date and before the occurrence and consummation of such event the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Company will deliver to such Optionee an appropriate instrument evidencing such Optionee's right to receive such additional Common Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the date of exercise of such Option or such later date as such Optionee would, but for the provisions of this paragraph 2(2), have become the holder of record of such additional Common Shares or of such other securities or property.

        (3) If and whenever at any time prior to the expiry or termination of any Option the Company takes any action affecting or relating to the Common Shares, other than any action described in paragraph 1, which in the opinion of the Committee would prejudicially affect the rights of any Optionee, the number of Common Shares that may be purchased by such Optionee upon the exercise of his Option and the Exercise Price of such Option will be adjusted by the Committee in such manner, if any, and at such time, as the Committee may in its sole discretion determine to be equitable in the circumstances to such Optionee. Failure of the Committee to take any action so as to provide for any such adjustment on or before the effective date of any such action by the Company affecting or relating to the Common Shares will be conclusive evidence that the Committee has determined that it is equitable to make no such adjustment in the circumstances.

3. Definitions

               In this Schedule A, unless there is something in the subject matter or context inconsistent therewith:

        (a) "Current Market Price", on any date, means the average, during the period of 20 consecutive trading days ending on the fifth trading day before such date, of the average of the high and low prices per share at which the Common Shares have traded on The Toronto Stock Exchange (or, if the Common Shares are not listed on The Toronto Stock Exchange, then on such stock exchange on which the Common Shares are listed as may be selected for that purpose by the Committee or, if the Common Shares are not listed on any stock exchange, then in the over-the-counter market) as reported by The Toronto Stock Exchange (or such other stock exchange or as quoted by the most commonly quoted or carried source of quotations for Common Shares traded in the over-the-counter market), provided that if, on any such trading day, there are no such reported or quoted high and low prices, the average of the closing bid and asked prices per share for board lots of the Common Shares reported by The Toronto Stock Exchange (or such other stock exchange or as quoted by the most commonly quoted or carried source of quotations for shares traded in the over-the-counter market) for such trading day will be utilized in computing such average, and provided further that if the Common Shares are not listed on any stock exchange or traded in any over-the-counter market, then the Current Market Price of the Common Shares will be determined by the Committee.

        (b) "Dividend Paid in the Ordinary Course" means any dividend paid by the Company on the Old Shares or the Common Shares in any fiscal year of the Company (whether in cash, securities, property or other assets), provided that the amount of such dividend paid in cash and the value of such dividend paid otherwise than in cash (any securities, property or other assets so distributed as a dividend to be valued at an amount equal to the fair market value thereof as determined by the Board of Directors at the time such dividend is declared), plus the aggregate amount or value (as so determined) of all other dividends previously paid by the Company on the Old Shares or the Common Shares (or on any other shares in the capital of the Company ranking with respect to the payment of dividends on a parity with the Common Shares) in such fiscal year, does not exceed the greatest of:

                 (i) the amount or value (as so determined) which results in the amount or value (as so determined) of dividends per share paid by the Company on the Old Shares or the Common Shares (or on any other shares in the capital of the Company ranking with respect to the payment of dividends on a parity with the Common Shares) during such fiscal year not exceeding 200% of the amount or value (as so determined) per share of all dividends paid by the Company on the Old Shares or the Common Shares (or on any other shares in the capital of the Company ranking with respect to the payment of dividends on a parity with the Common Shares) during the fiscal year of the Company ended immediately prior to the commencement of such fiscal year;

                 (ii) the amount or value (as so determined) which results in the amount or value (as so determined) of dividends per share of all dividends paid by the Company on the Old Shares or the Common Shares (or on any other shares in the capital of the Company ranking with respect to the payment of dividends on a parity with the Common Shares) during such fiscal year not exceeding 100% of the amount or value (as so determined) per share of all dividends paid by the Company on the Old Shares or the Common Shares (or on any other shares in the capital of the Company ranking with respect to the payment of dividends on a parity with the Common Shares) during the three successive fiscal years of the Company ended immediately prior to the commencement of such fiscal year; and

                 (iii) 150% of the consolidated net income of the Company before extraordinary items for (but after dividends payable on all shares in the capital of the Company ranking with respect to the payment of dividends prior to the Common Shares in respect of) the fiscal year of the Company ended immediately prior to the commencement of such fiscal year (such consolidated net income, extraordinary items and dividends to be as shown in the audited consolidated financial statements of the Company for such fiscal year or, if there are no audited consolidated financial statements for such fiscal year, computed in accordance with generally accepted accounting principles);

               provided that if any fiscal year which is relevant for purposes of the foregoing provisions of this definition is less than 365 days any amount or value determined in respect of such fiscal year pursuant to such provisions will be adjusted by multiplying such amount or value by the number obtained by dividing 365 by the number of days in such fiscal year;

        (c) "subsidiary" has the meaning assigned to that term in the Company Act (British Columbia); and

        (d) "trading day", with respect to any stock exchange or over-the-counter market, means a day on which shares may be traded through the facilities of such stock exchange or in such over-the-counter market.